UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 4, 2005

 Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49688 (Commission File Number)	33-0961488 (I.R.S. Employer Identification No.)

1134 Senoia Road, Suite B2 Tyrone, Georgia 30290 (Address of principal executive offices) (zip code)

(770) 306-7667 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Ac(17  CFR  240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Amendment to Barron Partners LP Financing

On June 30, 2005, we entered into a Preferred Stock Purchase Agreement (the “Agreement”) with Barron Partners LP (the “Investor”) pursuant to which the Investor purchased $6,420,000 worth of our Series B Convertible Preferred Stock (the “Preferred Shares”), along with warrants to purchase 25,000,000 shares of our common stock at $0.24 per share, and warrants to purchase 18,900,000 shares of our common stock at $0.48 per share.

On August 4, 2005, we entered into an Amendment to Stock Purchase Agreement (the “Amendment”) which modified the Agreement as follows:

a.	the Investor purchased $6,615,000 of our Preferred Shares;

b.
the warrants were increased to 26,214,953 shares at $0.24 per share, 19,659,346 shares at $0.48 per share, and 40,000,000 shares at $0.12 per share. We may call the $0.12 warrants if our stock price exceeds $0.24 for fifteen (15) consecutive trading days;

c.
each of the Preferred Shares is convertible into 75.6 shares of our common stock, subject to adjustment if certain conditions are met, for a total of 189,000,000 shares of common stock, has a liquidation preference equal to its purchase price, and has no voting rights.

d.	the exercise of the warrants, including the call provision on the $0.12 warrants, and the conversion of the Preferred Shares are subject to a maximum ownership by the Investor at any time of 4.9%.

Item 3.02     Unregistered Sales of Equity Securities

On August 4, 2005, in conjunction with the above-referenced amended financing transaction, we issued restated warrants to acquire 26,214,953 shares of our common stock at $0.24 per share, restated warrants to acquire 19,659,346 shares of our common stock at $0.48 per share, and warrants to acquire 40,000,000 shares of our common stock at $0.12 per share, to a single accredited investor, in exchange for an additional $195,000 in cash. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is accredited.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 4, 2005, in conjunction with the financing described in Item 1.01 above, we amended the Certificate of Designations for our Series B Convertible Preferred Stock. An Amendment to our Articles of Incorporation will be filed with the State of Florida setting for the rights, privileges, and preferences thereof.

EXHIBITS

4.1	First Amendment to Certificate of Designation for Series B Convertible Preferred Stock

4.2	Restated Common Stock Purchase Warrant “A” issued to Barron Partners dated June 30, 2005

4.3	Restated Common Stock Purchase Warrant “B” issued to Barron Partners dated June 30, 2005

4.4	Common Stock Purchase Warrant “C” issued to Barron Partners dated August 4, 2005

10.1	Amendment to Preferred Stock Purchase Agreement with Barron Partners LP dated August 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedemissions, Inc., a Florida corporation

Date: August 8, 2005	By:	/s/ Richard A. Parlonteiri
Richard A. Parlontieri
Title President